                                                                     EXHIBIT 4.7

         THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED NO. 1                                  PRINCIPAL AMOUNT: $500,000,000
CUSIP NO. 377372 AB 3
ISIN NO. US377372AB33

                          GLAXOSMITHKLINE CAPITAL INC.

                         5.375% NOTES DUE APRIL 15, 2034

                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                               GLAXOSMITHKLINE PLC

         GlaxoSmithKline Capital Inc., a corporation organized under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor entity under the Indenture), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal sum of Five Hundred Million Dollars ($500,000,000) on April 15, 2034, and to pay interest thereon from April 6, 2004, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year (or if such date is not a Business Day, the next succeeding Business Day), commencing October 15, 2004, at the rate of 5.375% per annum, until the entire principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the Principal of and interest on and any Additional Amounts in respect of this global Security will be paid to DTC for the purpose of permitting DTC to credit the principal and interest received by it in respect of this global Security to the accounts of the beneficial owners thereof; provided, however, that if this Security is not a global Security, payment of the Principal of, interest on and Additional Amounts, if any, in respect of this Security will be made at the office or agency of the Trustee in The City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that at the option of the Company payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) transfer to an account of the Person entitled thereto located inside the United States.

         Additional provisions of this Security are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 6th day of April, 2004.

                                               GLAXOSMITHKLINE CAPITAL INC.

                                               By: /s/ J.D. Coombe
                                                   --------------------------
                                               Name:
                                               Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one or all of the Securities of the series designated "5.375% Notes due April 15, 2034" pursuant to the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By: /s/ Louis Piscitelli
    -----------------------------
    Authorized Signatory

                                    GUARANTEE

                                       OF

                               GLAXOSMITHKLINE PLC

         For value received, GlaxoSmithKline plc, a public limited company incorporated under the laws of England and Wales, having its principal executive offices at 980 Great West Road, Brentford, Middlesex TW8 9GS, England (the "Guarantor," which term includes any Person as a successor Guarantor under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the Principal of, interest on and any Additional Amounts payable in respect of such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the stated maturity date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of GlaxoSmithKline Capital Inc., a corporation organized under the laws of the State of Delaware (the "Company," which term includes any successor Person under such Indenture), to punctually make any such payment of Principal, interest or Additional Amounts or any such sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

         The indebtedness evidenced by this Guarantee is ranked equally and pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

         The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance that may otherwise constitute a legal or equitable discharge of a guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal of such Security, or increase the interest rate thereon, or alter the stated maturity date thereof, or increase the Principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article Seven of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of, interest on and Additional Amounts payable in respect of such Security. This Guarantee is a guarantee of payment and not of collection.

         The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of, interest on and Additional Amounts payable in respect of all Securities of the same series issued under such Indenture shall have been paid in full.

         No reference herein to such Indenture and no provision of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the Principal of, interest on and Additional Amounts payable in respect of, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

         All terms used in this Guarantee that are defined in such Indenture shall have the meanings assigned to them in such Indenture.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed this 6th day of April, 2004.

                                        GLAXOSMITHKLINE PLC,
                                        as the Guarantor

                                        By: /s/ Simon Bicknell
                                            ------------------------------
                                            Name:
                                            Title:

                         5.375% NOTES DUE APRIL 15, 2034

         This Security is one or all of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of April 6, 2004 (herein called the "Indenture"), among the Company, GlaxoSmithKline plc, as Guarantor (the "Guarantor") and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one or all of the series designated as the "5.375% Notes due April 15, 2034."

         As provided in and subject to the provisions of the Indenture, the Securities in this series are redeemable in whole but not in part, at the discretion of the Company, if: (a) the Company determines that as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or the United States (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, the Company would be required to pay Additional Amounts with respect to such series of Securities on the next succeeding interest payment date and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or the Guarantor, or withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the Company directly from the Guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the Company or the Guarantor (or any affiliate) or (b) the Company determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) or the United States (or any political subdivision or taxing authority thereof) there is a substantial probability that the circumstances described in subsection (a) above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts. The Company or the Guarantor will also pay to each Holder, or make available for payment to each such Holder, on the redemption date any Additional Amounts resulting from the payment of such redemption price.

         In the event of a redemption as described in the preceding paragraph, notice of such redemption to the Holders of Securities of any series to be redeemed in whole but not in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Security Register of the Company.

         The Company, at its option at any time and from time to time, may redeem the Securities (each such redemption an "Optional Redemption"), in whole or in part, at a redemption price (the "Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of such Securities to be so redeemed and (ii) as certified to the Trustee by the Company, the sum of the present values of the Remaining Scheduled Payments discounted to the date of such Optional Redemption (each such date an "Optional Redemption Date") on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15%, together with, in each case, accrued interest on the principal amount of the Securities to be so redeemed to the Optional Redemption Date. In connection with an Optional Redemption the following defined terms shall apply:

         (a) "Treasury Rate" means, with respect to any Optional Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Optional Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Optional Redemption Date;

         (b) "Comparable Treasury Issue" means the U.S. Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company to act as the Independent Investment Banker;

         (c) "Comparable Treasury Price" means, with respect to any Optional Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding that Optional Redemption Date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the Securities obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations;

         (d) "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or Lehman Brothers Inc. and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer;

         (e) "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date; and

         (f) "Remaining Scheduled Payments" means, with respect to each Security to be so redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Optional Redemption Date but for such Optional Redemption, provided, however, that, if such Optional Redemption Date is not an interest payment date with respect to such Securities, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Optional Redemption Date.

         Notice of any Optional Redemption shall be mailed at least 30 days but not more than 60 days before the Optional Redemption Date to each Holder of the Securities to be so redeemed. Notice of such Optional Redemption shall be published in a daily newspaper of general circulation in the United States and the Company shall give notice of any such Optional Redemption to any exchange on which the Securities are listed. On and after any Optional Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for Optional Redemption. On or before any Optional Redemption Date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the Optional Redemption Price and accrued interest on the Securities to be redeemed on such Optional Redemption Date. If less than all the Securities are to be so redeemed, the Securities to be so redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The Optional Redemption Price shall be calculated by the Independent Investment Banker and the Company, and the Trustee and any paying agent for the Securities shall be entitled to rely on such calculation.

         The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company and the Guarantor, in each case, upon compliance by the Company and the Guarantor with certain conditions set forth in the Indenture, which provisions apply to this Security.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of all such affected series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request and, for 60 days after receipt of such notice, request and offer of indemnity, the Trustee shall have failed to institute any such proceeding, and, during such 60-day period, the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place of payment where the principal amount of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Securities duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee, nor any such agent shall be affected by notice to the contrary.

         The obligations of the Company and the Guarantor under the Indenture and this Security and all documents delivered in the name of the Company or the Guarantor, as the case may be, in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Company or the Guarantor or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Company and the Guarantor for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Company or the Guarantor or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company and the Guarantor under the Indenture and this Security and all documents delivered in the name of the Company or the Guarantor, as the case may be, in connection therewith shall not be deemed a waiver of any rights or powers of the Company or the Guarantor or their respective directors or shareholders under the Company's or the Guarantor's respective Memorandum and Articles of Association.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

____________________________

____________________________              .....................................

................................................................................
(Please Print or Typewrite Name and Address, including
Zip Code, of Assignee)

................................................................................
the within Security of GlaxoSmithKline Capital Inc. and ___________ hereby does irrevocably constitute and appoint

................................................................................
Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises

Dated: ........................................................................

Signature......................................................................
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:..........................................................
NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).